Cipherloc Appoints Anthony Ambrose to the Board as Independent Director

SCOTTSDALE, AZ – June 14, 2019 – Cipherloc Corporation (OTCQB:CLOK), a provider of highly secure, quantum-safe data protection technology, today announced the appointment of Anthony Ambrose as an independent director effective June 13, 2019.

For the past six years, Mr. Ambrose has served as a director, President and Chief Executive Officer of Data I/O, the leading global provider of advanced data and security programming solutions, and a Nasdaq listed company (NASDAQ: DAIO). Prior to Data I/O, Mr. Ambrose was Owner and Principal of Cedar Mill Partners, LLC, a strategy consulting firm since 2011. From 2007 to 2011, he was Vice President and General Manager at RadiSys Corporation, a leading provider of embedded wireless infrastructure solutions, where he established the telecom platform business and grew it to over $125M in annual revenues. He was previously general manager and held several other progressively responsible positions at Intel Corporation, where he led development and marketing of standards-based communications platforms and grew the industry standard server business to over $1B in revenues. Mr. Ambrose has a Bachelor of Science degree in Engineering from Princeton University.

“I am excited to welcome Anthony to our Board of Directors as we continue our momentum toward enhanced corporate governance and a major exchange uplisting,” said Michael DeLaGarza, Chairman and Chief Executive Officer. “Anthony brings extensive technology industry operating experience as well as a background in strategy development, business management, security provisioning and corporate governance. As CEO of a well-regarded Nasdaq listed company, we look forward to his insights and experience that will benefit our continued growth and development as we roll out Cipherloc’s comprehensive security and encryption technology platforms.”

Said Mr. Ambrose, “I am excited to join the Cipherloc Board of Directors as it brings to market the strongest Quantum resistant security and encryption solutions for both commercial and government applications. As CEO of Data I/O, I am uniquely familiar with the need to improve security and encryption capabilities across many unique and valuable markets. I look forward to working with the board and management team to further drive growth and market penetration of Cipherloc’s best-in-class security and encryption platforms.”

About Cipherloc Corporation (OTCQB: CLOK)

Cipherloc Corporation is a data security solutions company whose vision is simple – Protect the World’s Data. Our highly innovative solutions are based on our patented Polymorphic Cipher Engine, which is designed to enable an ironclad layer of protection to be added to existing products, services, or applications. We deliver solutions that are highly secure, synergistic, and scalable. In short, we keep information safe in today’s highly dangerous world. For further information, please go to www.Cipherloc.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.

The information found in this Press Release does not and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction based upon the information found in this Press Release.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

214-597-8200

mkreps@darrowir.com